Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Heritage Oaks Bancorp on Form S-1, of our report dated March 10, 2011, on the consolidated financial statements of Heritage Oaks Bancorp appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Vavrinek, Trine, Day & Co., LLP
VAVRINEK, TRINE, DAY & CO., LLP

Rancho Cucamonga, California
May 22, 2012